AMENDMENT AGREEMENT DATED AS JULY 3OTH, 2015 EXECUTED BY BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER (“SANTANDER”) AND AEROINVEST, S.A. DE C.V. (“AEROINVEST”) OF THE CONFIRMATION LETETR NO. A6665-14543870.25 THAT RECORDS THE EQUITY SWAP AMONG SANTANDER AND AEROINVEST ON JUNE 2 2015, PURSUANT TO THE FOLLWING RECITALS AND ARTICLES:

RECITALS

That the Parties want to execute this agreement in order to amend the Par Value, Initial Price and Final Price established in the Confirmation.

Capitalized terms used hereby will have the meaning given to them in the Master Agreement for Derivative Financial Operations among Santander and Aeroinvest, unless otherwise agreed herein to the contrary.

In consideration of the foregoing Santander and Aeroinvest execute this agreement under the terms of the following:

ARTICLES

FIRST. Santander and Aeroinvest hereby agree to amend the Par Value, Initial Price and Final Price agreed in the Confirmation, to be written as follows, and a copy of the amended Confirmation is attached hereto as Exhibit B:

Par Value: 749,999,428.98 (Seven Hundred Forty Nine Million Nine Hundred Ninety Nine Thousand Four Hundred and Twenty Eight Pesos 98/100 Mexican Currency)

Initial Price: 80.9494 The price of the shares at which Party A buys to Party B.

Final Price: 80.9494, the same as the Initial Price

SECOND. Considering the amendments mentioned in Article First above, on July 31st, 2015 Santander will to deliver to Aeroinvest the amount of $79,303,183.38 (Seventy Nine Million Three Hundred Three Thousand One Hundred and Eighty Three Pesos 38/100 Mexican Currency) for the difference of the Par Value agreed in the Confirmation and the Par Value agreed in this Amendment.

THIRD. The Parties agree that all obligations and articles included in the Confirmation that are not amended in this Amendment, remain in full force and effect.

FOURTH. In the event of a controversy in connection with the interpretation, execution and compliance of this amendment that may not be solved amicable by the Parties, such controversy will be definitely solved pursuant to the Arbitration Rules of the Mexican Arbitration Center

(“CAM” for its acronym in Spanish) in Mexico, Federal District, by three arbitrators designated according to such Rules

After reading this amendment agreement and in conformity with its contents the parties sign it in duplicate on July 30th, 2015.

BANCO SANTANDER (MÉXICO) INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MEXICO [Illegible signature] Legal Representative [Illegible signature] Legal Representative	AEROINVEST, S.A. DE. C.V. [Illegible signature] Legal Representative Legal Representative
OBLIGADOS SOLIDARIOS EMPRESAS ICA, S.A.B. DE C.V. [Illegible signature] Name: Title: Attorney in Fact	CONSTRUCTORA ICA, S.A. DE C.V. [Illegible signature] Name: Title: Attorney in Fact
CONTROLADORA DE OPERACIONES DE INFRAESTRUCTURA, S.A. DE C.V. [Illegible signature] Name: Title:	INGENIEROS CIVILES ASOCIADOS, S.A. DE C.V. [Illegible signature] Name: Title:

AMENDMENT AGREEMENT DATED AS JULY 3OTH, 2015 EXECUTED BY BANCO SANTANDER (MEXICO), S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER (“SANTANDER”) AND AEROINVEST, S.A. DE C.V. (“AEROINVEST”) OF THE CONFIRMATION LETETR NO. A6665-14544658.25 THAT RECORDS THE EQUITYSWAP AMONG SANTANDER AND AEROINVEST ON JUNE 2 2015, PURSUANT TO THE FOLLWING RECITALS AND ARTICLES:

RECITALS

That the Parties want to execute this agreement in order to amend the Par Value, Initial Price and Final Price established in the Confirmation.

Capitalized terms used hereby will have the meaning given to them in the Master Agreement for Derivative Financial Operations among Santander and Aeroinvest, unless otherwise agreed herein to the contrary.

In consideration of the foregoing Santander and Aeroinvest execute this agreement under the terms of the following:

ARTICLES

FIRST. Santander and Aeroinvest hereby agree to amend the Par Value, Initial Price and Final Price agreed in the Confirmation, to be written as follows, and a copy of the amended Confirmation is attached hereto as Exhibit B:

Par Value: 2,249,998,286.93 (Two Thousand Two Hundred Forty Nine Million Nine Hundred Ninety Eight Thousand Two Hundred and Eighty Six Pesos 93/100 Mexican Currency)

Initial Price: 80.9494 The price of the shares at which Party A buys to Party B.

Final Price: 80.9494, the same as the Initial Price

SECOND. Considering the amendments mentioned in Article First above, on July 31st, 2015 Santander will to deliver to Aeroinvest the amount of $237,909,550.13 (Two Hundred Thirty Seven Million Nine Hundred Nine Thousand Five Hundred and Fifty Pesos 13/100 Mexican Currency) for the difference of the Par Value agreed in the Confirmation and the Par Value agreed in this Amendment.

THIRD. The Parties agree that all obligations and articles included in the Confirmation that are not amended in this Amendment, remain in full force and effect.

FOURTH. In the event of a controversy in connection with the interpretation, execution and compliance of this amendment that may not be solved amicable by the Parties, such controversy will be definitely solved pursuant to the Arbitration Rules of the Mexican Arbitration Center (“CAM” for its acronym in Spanish) in Mexico, Federal District, by three arbitrators designated according to such Rules

After reading this amendment agreement and in conformity with its contents the parties sign it in duplicate on July 30th, 2015.

BANCO SANTANDER (MÉXICO) INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MEXICO [Illegible signature] Legal Representative [Illegible signature] Legal Representative	AEROINVEST, S.A. DE. C.V. [Illegible signature] Legal Representative [Illegible signature] Legal Representative
OBLIGADOS SOLIDARIOS EMPRESAS ICA, S.A.B. DE C.V. [Illegible signature] Name: Title: Attorney in Fact	CONSTRUCTORA ICA, S.A. DE C.V. [Illegible signature] Name: Title: Attorney in Fact
CONTROLADORA DE OPERACIONES DE INFRAESTRUCTURA, S.A. DE C.V. [Illegible signature] Name: Title:	INGENIEROS CIVILES ASOCIADOS, S.A. DE C.V. [Illegible signature] Name: Title: